SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
March 12, 2013

GREENFIELD FARMS FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2840 Highway 95 Alt S, Suite 7
Silver Springs, Nevada 89429
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (704) 619-3738

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Greenfield Farms Food, Inc., (the “Company”) announced on March 12, 2013 that it is beginning a new licensing program for its "Greenfield Farms Grassfed Beef" trademark, which the Company believes will allow it to expand its business and enhance its market and brand presence. With this program, the Company will phase away from its traditional business model of taking cattle from farm to market thus eliminating all of the capital and startup costs required for such operations by expanding its brand presence with capable cattle producers and marketers. The Company also believes that the trademark licensing concept allows for more rapid market penetration with minimal risk and the ability to more easily ascertain assumed returns. Greenfield also announced that is has signed its first licensee, Hill Meadow Foods, Inc., in an exclusive agreement until December 31, 2013, at which time it will become non-exclusive. The management of Hill Meadow Foods is headed by former Greenfield Chief Executive Officer, Mr. Larry Moore. The preceding discussion provides only a brief description and  is qualified in its entirety by the full text of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit	Description

99.1	Press Release dated March 12, 2013 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD FARMS FOOD, INC.

Date: March 18, 2013	By:	/s/ Henry Fong
Henry Fong, Principal Executive Officer

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